Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is made on July 18, 2021 by and among Pershing Square Tontine Holdings, Ltd. a Delaware corporation (“PSTH”) on the one hand, and Pershing Square Holdings, Ltd., a Guernsey limited liability company (“PSH”), Pershing Square L.P. a Delaware limited partnership (“PSLP”), Pershing Square International, Ltd, a Cayman Islands exempted company (“PSIL”) and PS VII Master, L.P. (“PSVII,” and together with PSH, PSLP and PSIL, the “PS Funds”) on the other hand and any persons or entities which become party to this agreement as a result of their entry into the Joinder Agreement, a form of which is attached hereto as Annex A (such persons or entities the “Affiliated Purchasers” and together with the PS Funds, the “Assignees”).

Capitalized terms used and not defined herein shall have the meanings given to them in the SPA (as defined below).

RECITALS

WHEREAS, PSTH is a party to the Share Purchase Agreement, dated June 20, 2021(the “SPA”), between PSTH and Vivendi S.E., a corporation (société européenne) incorporated under the laws of France (“Vivendi”), pursuant to which PSTH agreed to purchase and Vivendi agreed to sell 10% of the share capital and voting rights (minus one share) of Universal Music Group B.V. a private company with limited liability organized under the laws of the Netherlands (“UMG”), on a fully diluted basis (the “Sale Shares”) for an aggregate purchase price of US$ 3,949,340,400.00 (the “Purchase Price”).

WHEREAS, Section 18.5 of the SPA provides that PSTH may transfer its rights under the SPA or of the Sale Shares to an Affiliate (as defined in the SPA);

WHEREAS, in accordance with the terms of the SPA and as permitted thereunder, PSTH wishes to assign its rights under the SPA, including to purchase the Sale Shares, to the Assignees, subject to certain conditions as described herein (the “Assignment”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth hereinafter, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the Parties hereby agree as follows:

1.	Assignment

PSTH hereby assigns to the Assignees, and the Assignees hereby assume from PSTH, severally and jointly, all of PSTH’s rights as “Buyer” under the SPA, subject to the satisfaction of the conditions set forth in Section 2 of this Assignment Agreement. The Assignees each agrees that it shall purchase Sale Shares from Vivendi under the SPA in such respective percentages and amounts to be communicated by the Assignees to PSTH and Vivendi S.E. on or before the fifth (5th) Business Day prior to the Closing (or in the case of any Affiliated Purchasers in accordance with the percentages and amounts set forth in such Affiliated Purchaser’s Joinder Agreement).

2.	Condition of Assignment

The continued effectiveness of the Assignment shall be subject to the condition that the PS Funds, together with any Affiliated Purchasers shall have committed to purchase an aggregate amount of share capital in UMG sufficient to ensure that the Assignees, in the aggregate, have committed to fund the Purchase Price; provided, however that (i) PSH hereby commits to purchase or cause to be purchased by one or several Affiliate(s) an aggregate amount of share capital in UMG representing at least 5% (five percent) and no more than 10% (ten percent) of the total share capital in UMG under the terms and conditions of the SPA, including for the same price per UMG share, and that (ii) the SPA shall be of no further effect with regards to the sale of any remaining portion of the Sale Shares if the PS Funds purchase at least 5% (five percent) of such total share capital. As a further condition of the Assignment, the PS Funds, severally and not jointly, in proportion to their ultimate respective purchases of Sale Shares from Vivendi under the SPA shall assume and reimburse PSTH for any and all out-of-pocket expenses incurred to date by PSTH in connection with the transactions contemplated by the SPA

3.	Entire Agreement

This Assignment Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Assignment Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4.	Assignment; Third Party Beneficiaries

Except as otherwise provided herein, and as permitted under the SPA, no party hereto may assign either this Assignment Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. For the avoidance of doubt, rights under the SPA shall continue to be assignable, including by any Assignee, to any Affiliate of PSTH (as defined in the SPA). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Assignment Agreement shall be binding on the parties and their respective successors, heirs and assigns and permitted assignees.

Nothing in this Assignment Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Assignment Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Assignment Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted assignees.

5.	Counterparts

This Assignment Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.	Severability

This Assignment Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Assignment Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Assignment Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.	Governing Law; Jurisdiction

This Assignment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Assignment Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to PSTH shall be sent to: Pershing Square Tontine Holdings, Ltd., 787 Eleventh Avenue, 9th Floor, New York, New York 10019, Attention: Steve Milankov and emailed to milankov@persq.com, with a copy sent to the PSTH’s counsel at Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004, United States of America Attention: Joseph C Shenker, Scott D Miller and Olivier de Vilmorin and emailed to shenkerj@sullcrom.com; millersc@sullcrom.com; devilmorino@sullcrom.com and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Stephen Fraidin, Esq. and Gregory P. Patti, Jr., Esq., and emailed to stephen.fraidin@cwt.com and greg.patti@cwt.com.

All communications to the Assignees shall be sent to the Assignees’ address as set forth on the signature page hereof (or as set forth on the applicable Joinder Agreement), or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Chairman and Chief Executive Officer

PERSHING SQUARE HOLDINGS, LTD.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Address for Notices:	787 Eleventh Avenue, 9th Floor,
New York, NY 10019

PERSHING SQUARE, L.P.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Address for Notices:	787 Eleventh Avenue, 9th Floor,
New York, NY 10019

[Signature Page to Assignment Agreement]

PERSHING SQUARE INTERNATIONAL, LTD.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Address for Notices:	787 Eleventh Avenue, 9th Floor,
New York, NY 10019

PS VII MASTER, L.P.

By:	PS VII GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Address for Notices:	787 Eleventh Avenue, 9th Floor,
New York, NY 10019

[Signature Page to Assignment Agreement]

ANNEX A

JOINDER

This Joinder (this “Joinder”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Assignment Agreement dated as of July [●], 2021 (as the same may be amended from time to time, the “Assignment Agreement”) among Pershing Square Tontine Holdings, Ltd. a Delaware corporation, the PS Funds and any Affiliated Purchasers.

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Assignment Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder, the Joining Party shall be deemed to be a party under the Assignment Agreement as of the date hereof and shall have all of the rights and obligations under the Assignment Agreement and under the SPA, as applicable and shall purchase Sale Shares in the amount set forth below. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Assignment Agreement and the SPA.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: , 2021

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [    ] day of [    ], 2021:

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:
Name:
Title:

Percentage Share:

Sale Shares:

Purchase Price Amount: